Exhibit 107

Calculation of Filing Fee Table

Form F-4
(Form Type)

OTONOMO TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value per share	Rule 457(f)(1)	3,456,244	(1)(2)	0.3075	(3)	$1,062,795.03	(3)	$0.00011020	$117.12
	Equity	Warrants to purchase Ordinary Shares	Rule 457(g)	13,824,976	(4)	N/A		N/A		N/A	$—	(5)
Fees Previously Paid
Total Offering Amounts											$117.12
Total Fees Previously Paid											—
Total Fee Offsets											—
Net Fee Due											$117.12

(1)
Represents the maximum number of ordinary shares, no par value per share (the “Ordinary Shares”), of the registrant that may be issued directly to (i) holders of our warrants (as defined in the Prospectus/Offer to Exchange) who tender their respective warrants pursuant to the Offer (as defined in the Prospectus/Offer to Exchange) and (ii) holders of our warrants who do not tender their respective warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), if approved, may receive Ordinary Shares of the registrant in the event the registrant exercises its right to convert the warrants into Ordinary Shares.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Ordinary Shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $0.3075 per share, which is the average of the high and low prices of the Ordinary Shares on The Nasdaq Stock Market LLC on July 17, 2023.

(4)	Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment.
(5)
In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the warrants is allocated to the Ordinary Shares underlying the warrants, and no separate fee is payable for the warrants.